EXHIBIT 5.1

LAW OFFICES OF

MARK C. PERRY, P.A.

2455 EAST SUNRISE BOULEVARD, SUITE 905

FORT LAUDERDALE, FLORIDA 33304

TELEPHONE: (954) 564-6616

FAX: (954) 561-0997

                                                 March 24, 2005

Corinne Fallacaro, President

Global Music International, Inc.

20 Old Stagecoach Road

Redding, Connecticut 06896

Re:    Global Music International, Inc. (the “Company”)

Dear Ms. Fallacaro:

This opinion is given in connection with the registration of 21,407,000 shares of common stock, $.0001 par value, of the Company (the “Shares”) held by certain shareholders of the Company (the “Selling Shareholders”) included in a Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

We have acted as counsel to the Company for purposes of this opinion only in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares are to be registered and, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company or the Selling Shareholders to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion, we have relied upon statements or certificates of officers or representatives of the Company with respect to any material fact not otherwise readily ascertainable through our due diligence.

The 21,407,000 Shares being registered on behalf of certain Selling Shareholders are now authorized and issued.

Based on the foregoing and subject to the other limitations set forth herein, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

Based upon our interpretation of Florida law and its Constitution, no representations stated or set forth in this opinion is in contravention of Florida law or its Constitution.

Global Music International, Inc.

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This law firm hereby consents to the use of this opinion in connection with the Company’s Registration Statement and the inclusion of this opinion as an Exhibit thereto.

Very truly yours,

LAW OFFICES OF MARK C. PERRY, P.A.

/s/ Mark C. Perry
Mark C. Perry
For the Firm